Sub-Item 77Q1(e):

Investment Advisory Agreement dated July 16, 2015 between Brown Capital Management Mutual Funds (the “Registrant”) and Brown Capital Management, LLC, as Advisor to The Brown Capital Management Mid Company Fund, The Brown Capital Management Small Company Fund, The Brown Capital Management International Equity Fund, and The Brown Capital Management International Small Company Fund  is hereby incorporated by reference to Exhibit 99.(D) to Post-Effective Amendment No. 78 to the Registrant’s Registration Statement on Form N-1A filed on July 29, 2015, accession number: 0001209286-15-000433.